UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 28, 2011

American Oriental Bioengineering, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

001-32569	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

1 Liangshuihe First Ave, Beijing E-Town Economic and Technology Development Area, E-Town,
Beijing, 100176, People’s Republic of China

 (Address of principal executive offices and zip code)

86-10-5982-2039

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On December 28, 2011, American Oriental Bioengineering, Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) to vote on the following matters:

1.  Election of Directors

All of the following seven nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Directors	For	Votes Withheld	Broker Non-Votes
Tony Liu	51,640,144	1,727,598	31,646,392
Jun Min	51,691,151	1,676,591	31,646,392
Yanchun Li	50,680,603	2,687,139	31,646,392
Cosimo J. Patti	50,577,162	2,790,580	31,646,392
Xianmin Wang	50,590,190	2,777,552	31,646,392
Lawrence S. Wizel	50,592,509	2,775,233	31,646,392
Baiqing Zhang	51,679,948	1,687,794	31,646,392

2.  Ratification of the Company’s Independent Auditors

The stockholders of the Company ratified the appointment of Ernst & Young Hua Ming as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2011, in accordance with the voting results listed below.

For	Votes Against	Abstain
83,779,650	1,144,448	90,036

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3.       Stockholders passed an advisory vote to approve the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes

50,157,429	2,883,573	326,740	31,646,392

4.       Stockholders passed an advisory vote directing the Company to seek an advisory vote on the compensation of the Company’s named executive officers each year.

Every One Year	Every Two Years	Every Three Years	Abstain

52,642,281	104,420	175,846	445,195

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.
Dated: December 30, 2011	By: /s/ Tony Liu
Name: Tony Liu
Title: Chairman and Chief Executive Officer

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